As filed with the Securities and Exchange Commission on June 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GEN Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5812	87-3424935
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11480 South Street Suite 205

Cerritos, CA 90703

(562) 356-9929

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Kim

Jae Chang

Co-Chief Executive Officers

GEN Restaurant Group, Inc.

11480 South Street Suite 205

Cerritos, CA 90703

(562) 356-9929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael Flynn Peter W. Wardle Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612-4412 (949) 451-3800	Ryan Wilkins Amanda McFall Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660 (949) 725-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-272253

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, GEN Restaurant Group, Inc., a Delaware corporation (“GEN” or the “Company”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-272253) (the “Registration Statement”) filed by GEN with the SEC on May 26, 2023, as amended, which was declared effective on June 27, 2023.

GEN is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by the Company as set forth in the Registration Statement by 690,000 shares, 90,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed as an exhibit to the Registration Statement. The contents of the Registration Statement, including all exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Marcum LLP, independent registered public accounting firm, as to GEN Restaurant Group.

23.2	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement (Registration No. 333-272253) filed on May 26, 2023).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on the 27th day of June, 2023.

GEN Restaurant Group, Inc.

By:	/s/ David Kim
David Kim
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates set forth opposite their names.

Signature	Title	Date

/s/ David Kim David Kim	Co-Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2023

* Jae Chang	Co-Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2023

* Thomas V. Croal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2023

/s/ David Kim Name: David Kim Title: Attorney-in-Fact

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